                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this amendment to the registration statement and to the incorporation by reference in this amendment to the registration statement of our reports dated February 2, 2001 included (or incorporated by reference) in IPC Holdings, Ltd.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this amendment to the registration statement.


ARTHUR ANDERSEN
November 28, 2001